Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 09/30/2013 11:39 AM
Original ID: 2010-000592649
Amendment ID: 2013-001540204

Profit Corporation
Articles of Amendment

1. Corporation name:

StrikeForce Technologies, Inc.

2. Article(s) 10 and 11 is amended as follows:

The number of common shares of the corporation that the corporation may issue are increased from three billion (3,000,000,000) to five billion (5,000,000,000).

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 09/30/2013 .
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment was duly approved by the shareholders in the manner required by the Wyoming Business Corporation Act and by the Articles of Incorporation of StrikeForce Technologies, Inc.

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

6. If an amendment was approved by the shareholders:

(A) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment: 4,218,595,374 and the number of votes of each voting group indisputably represented at the meeting: (without a meeting)

AND

(B) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment **OR** the total number of undisputed votes cast for the amendment by each voting group and a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group:

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

Signature: [signature]

Date: 09/30/2013
(mm/dd/yyyy)

Print Name: Mark L Kay

Title: Chairman and Chief Executive Officer

Contact Person: Mark L Kay

Daytime Phone Number: (732) 661-9641

Email: marklkay@strikeforcetech.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

MAJORITY WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
STRIKEFORCE TECHNOLOGIES, INC.

The undersigned, constituting a majority of the members of the Board of Directors of StrikeForce Technologies, Inc., a Wyoming corporation (the "Company"), acting by written consent in lieu of a meeting pursuant to Wyoming Statute Annotated Section 17-16-821, do hereby adopt and consent to the adoption of the following resolutions with the same force and effect as though adopted at a meeting of directors duly called and held:

WHEREAS, on August 30, 2013, the Board of Directors decided to increase its authorized shares from three billion (3,000,000,000) to five billion (5,000,000,000) common shares;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby authorize and direct Mark L. Kay, CEO in behalf of the Company to increase its authorized shares from three billion (3,000,000,000) to five billion (5,000,000,000) through a 14c informational filing, followed by an Amendment to StrikeForce's bylaws, once not commented or approved by the SEC and post the shareholder required 20 calendar day wait period;

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions and to prepare, execute, deliver and file, or cause to be prepared, executed, delivered and filed, all such further consents, documents, agreements, certificates and undertakings in the name of and on behalf of the Company as they shall in their judgment determine to be necessary, proper or desirable to carry out fully the intent and purposes of the foregoing resolution, the execution and delivery of any such documents and instruments and the performance of any such acts to be conclusive evidence of his authority to do so; and be it further

RESOLVED, that all actions of any kind heretofore taken by any officer of the Company, in the name and on behalf of the Company, in connection with the matters authorized in the foregoing resolution be, and they hereby are, ratified, confirmed and approved in all respects; and be it further

RESOLVED, that a copy of this written consent be filed in the minute book of the Company.

(Rest of this page is intentionally left blank)

Received
SEP 27 2013
Secretary of State
Wyoming

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of this 30th day of August, 2013.

DIRECTORS:

____
Mark L. Kay

____
Ram Pemmaraju

____
George Waller

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

DO NOT PAY!
THIS IS NOT A BILL.

Amount Paid: **$50.00**
Receipt #: **756459**
Receipt Date: **September 30, 2013**
Processed By: **MEGHAN CONNOR**
Corp #: **2010-000592649**
Doc Id #: **2013-001540204**

Strikeforce Technologies, Inc.
1090 King George's Post Rd Ste 603
Edison, NJ 08837

Payment	Reference	Amount
CHECK	1373	50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
		TOTAL CHARGES PAID			**$50.00** ✓

In Reference To:

Strikeforce Technologies, Inc.

Comments: